Exhibit 23.3


                         CONSENT OF INDEPENDENT AUDITOR


We hereby consent to the incorporation by reference in this Form 10-KSB of our report dated January 9, 1998 except for the last sentence of the third paragraph of Note 5, as to which the date is February 23, 1998, which appears on page 11 of the 1997 Annual Report of NDC Automation, Inc.



                                                     /S/ McGladrey & Pullen, LLP

Charlotte, North Carolina
February 27, 1998